Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
	Lyne Andrich	303.312.3458
	Sue Hermann	303.312.3488

CoBiz Inc. Reports 46% Increase in Quarterly Net Income

Also posts 40% increase in quarterly EPS

DENVER — Oct. 21, 2004 — CoBiz Inc. (Nasdaq: COBZ), a $1.65 billion financial services company, today reported a 45.6% increase in net income, increasing to $4.80 million for the third quarter of 2004 from $3.30 million for the third quarter of 2003. Earnings per share (diluted) for the same periods grew to $0.21 from $0.15, a 40.0% increase. For the first nine months of 2004, net income increased by 34.1%, growing to $12.31 million from $9.18 million for the first nine months of 2003. Earnings per share for the same period increased to $0.55 from $0.43, an increase of 27.9%.

“Our strong results this quarter reflect the continuing strength and focus of our company,” said Steven Bangert, chairman and CEO, CoBiz Inc. “Our banks continue to post solid growth numbers, and we’ve seen more significant contributions from our fee-based businesses. Colorado Business Bank had a very strong quarter, and Arizona Business Bank continues to post exceptional growth numbers. During the last three years, we have focused capital and management resources on building out the platforms for our investment banking, insurance and investment advisory businesses. All of these business lines have made a positive contribution to our year-to-date earnings.

“We continue to have a great deal of success in recruiting and retaining talented financial professionals and top-tier customers. As we celebrate our 10th anniversary and prepare to open four more banks in the coming months, I believe this company is positioned for even greater accomplishments.”

Bangert cited improving economies in Colorado and Arizona as one reason for his optimism. Colorado’s economic situation is slowly improving, adding new jobs at an annualized rate of 0.8% from August 2003 to August 2004. “Through March of this year, Colorado had experienced almost three years of negative job growth,” said Bangert. “The current growth, although lagging behind the national average, is a sign that the state is turning around.”

-more-

Arizona increased jobs at a rate of 2.4% from August 2003 to August 2004, making it one of three states tied as second-fastest for job growth in the nation. The growth was centered in metropolitan Phoenix, where the unemployment rate dipped to 3.9% in August, compared to a national rate of 5.4%. The number of housing permits issued in metropolitan Phoenix set a new record in July at 35,104 for the first seven months of the year. If the current pace of building permits continues, the 2004 total could exceed 56,000 compared to the current record of 47,720 set in 2003.

Commercial Banking

The company’s banking franchise – Colorado Business Bank and Arizona Business Bank – grew loans at an annualized rate of 27.3%, or $70.19 million, during the third quarter of 2004. The growth was led by an annualized increase of 30.5%, or $27.54 million, in the bank’s commercial loan portfolio during the same period. The bank grew deposits and customer repurchase agreements at an annualized rate of 29.8%, or $87.63 million, during the third quarter of 2004. Non-interest-bearing deposits increased by 24.0%, or $20.60 million during the same period.

“We’ve long been recognized for the consistent growth in our loan portfolio, but I’m particularly proud of how we’ve grown our core deposits,” said Jonathan C. Lorenz, vice chair and CEO, Colorado Business Bank and Arizona Business Bank. “Our ability to attract significant depository relationships – including non-interest-bearing deposits – is a clear testament to the strength of our franchise. We’ve always been committed to establishing banking relationships with – not just conducting transactions for – our customers, and it shows in our success in gathering deposits.”

According to Lorenz, the company is also dedicated to maintaining a strong credit culture. “We continue to post exceptional asset quality numbers, ending the third quarter of 2004 with nonperforming assets as a percentage of total assets at 9 basis points.” The bank wrote off $302,000 in net loans during the third quarter of 2004, for a total of $503,000 year to date. The amount written off year to date represents less than 5 basis points of the bank’s total loan portfolio at the end of the third quarter. According to Lorenz, the write offs are reflective of the bank’s disciplined management of its asset quality and are nominal in comparison with current industry levels.

2

The company’s net interest margin decreased 5 basis points to 4.14% in the third quarter of 2004 from 4.19% in the second quarter of 2004. The third quarter margin was affected by the re-pricing of adjustable-rate mortgage-backed securities and the full-quarter impact of the junior subordinated debentures that were issued toward the end of the second quarter. However, with the three 25 basis point increases in Prime, the margin expanded throughout the third quarter and ended the month of September higher than the quarter’s average. CoBiz will continue to experience margin expansion if short-term rates increase as is currently predicted.

“In September, we announced that Jeff Wentzel, a 26-year career veteran of Wells Fargo, will be opening a bank in the Chandler area – our seventh in Arizona – early next year,” said Lorenz. “This represents just one of the four new banks – three in Arizona and one in Colorado – we’re currently working to open. Colorado Business Bank-Northwest and Arizona Business Bank-Camelback will be open by the end of this year. We expect Arizona Business Bank-East Valley and Arizona Business Bank-Chandler to be open in the first quarter of 2005.

“All of these new banks have been operating out of our existing locations in Colorado and Arizona, actively booking loans and deposits as they prepare to open their own locations. We’ve been very pleased with the success our new presidents have had in bringing their former customers and co-workers along with them. We look forward to continued success in gaining market share and attracting talented professionals to our organization.”

Fee-Based Business Lines

“Our fee-based business lines are doing well, helping to grow non-interest income for the first nine months of 2004 by $6.77 million, or 65%, over the first nine months of 2003,” said Bangert. “We’re very excited about our prospects for the rest of 2004 and into 2005.”

Investment Banking

The company’s investment banking firm, Green Manning & Bunch (GMB), had a strong third quarter, closing seven transactions and generating $2.8 million in revenue. For the year, GMB has closed nine transactions and generated revenues of $3.9 million. This reflects a $0.05 per share improvement over GMB’s performance in the third quarter of 2003 – a contribution of $0.03 per share in the third quarter of 2004 compared to a loss of $0.02 per share in the third quarter of 2003.

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“Obviously, we’re very pleased with GMB’s performance this quarter,” said Bangert. “Clearly, our belief in – and patience with – GMB is paying off. Their current pipeline is strong, and they are well positioned to have a strong fourth quarter and solid 2005.

“We’ve also been pleased with the early success of GMB Business Advisors, GMB’s new division focusing on lower-middle market companies. GMB Business Advisors accounted for two of the deals closed in the third quarter and are part of GMB’s plan for continued growth.”

Insurance

Our insurance segment – composed of Financial Designs Ltd. (FDL), a provider of executive and employee benefits and wealth transfer services, and CoBiz Insurance, a property and casualty insurance firm – had a soft third quarter. The companies lost a combined $83,000 but still remain accretive for the year.

“We’ve found insurance revenues to be seasonal primarily due to increased wealth transfer activities occurring toward year end,” said Bangert. “With that in mind, we weren’t disappointed with the performance of our insurance segment this quarter, and we anticipate stronger results in the fourth quarter.”

Investment Advisory and Trust

Alexander Capital Management Group (ACMG) and CoBiz Private Asset Management make up the company’s investment advisory and trust segment. The companies had combined assets under management of $471.32 million at the end of the third quarter of 2004, representing an annualized increase of 19.1% over the previous nine months.

“Although this segment is not a significant contributor to earnings, it has made real progress, being profitable every quarter since the fourth quarter of 2003,” said Bangert. “Our existing customer base has been receptive to the products offered by ACMG and CoBiz Private Asset Management, as well as the level of personal service they provide. We look forward to continued growth from this segment.”

Conclusion

“The third quarter of 2004 was a strong one for our company, as we celebrated our 10th anniversary,” said Bangert. “We started with two bank locations and $100 million in assets back in 1994, and in a decade we’ve grown to 18 bank locations, five fee-based businesses and $1.65 billion in assets. I’m tremendously proud of our company’s success, which is directly attributable to the quality of our employees. I look forward to seeing what we can accomplish together in the next 10 years.”

4

In conjunction with this earnings release, you are invited to take part in a conference call to be broadcast live on Friday, Oct. 22, 2004 at 11 a.m. Eastern Time with Steven Bangert, chairman and CEO, CoBiz Inc. The call can be accessed over the Internet at http://www.firstcallevents.com/service/ajwz410105690gf12.html or by telephone at 1.800.223.9488 (1.785.832.2422 for international callers).

CoBiz Inc. (www.cobizinc.com) is a $1.65 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Private Asset Management; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs.

This report contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-Q.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this report. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

CoBiz Inc

September 30, 2004

(unaudited)

(Dollars in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	Sep-04	Sep-03	Sep-04	Sep-03

INCOME STATEMENT DATA
Interest Income	$19,993	$16,348	$55,481	$48,025
Interest Expense	4,572	3,382	12,055	10,707
NET INTEREST INCOME BEFORE PROVISION	15,421	12,966	43,426	37,318
Provision for loan and lease losses	1,130	570	2,440	1,640
NET INTEREST INCOME AFTER PROVISION LOAN AND LEASE LOSSES	14,291	12,396	40,986	35,678
Noninterest Income	7,115	3,877	17,137	10,372
Noninterest Expense	13,943	11,064	38,663	31,568
INCOME BEFORE INCOME TAXES	7,463	5,209	19,460	14,482
Provision for income taxes	2,657	1,909	7,147	5,302
NET INCOME	$4,806	$3,300	$12,313	$9,180

EARNINGS PER COMMON SHARE
BASIC	$0.22	$0.16	$0.57	$0.45
DILUTED	$0.21	$0.15	$0.55	$0.43
WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	21,843	20,596	21,670	20,322
DILUTED	22,708	21,291	22,584	21,017

COMMON SHARES OUTSTANDING AT PERIOD END			21,858	20,667
BOOK VALUE PER SHARE - COMMON			$5.37	$4.46
TANGIBLE BOOK VALUE PER SHARE - COMMON			$3.56	$3.60

PERIOD END BALANCES
Total Assets			1,650,374	1,309,515
Loans & Leases (Net)			1,079,714	876,654
Goodwill and Intangible Assets			39,575	17,799
Deposits			1,111,848	953,408
Junior Subordinated Debentures			71,644	39,630
Common Shareholder’s Equity			117,387	92,129
Tangible Shareholder’s Equity			77,812	74,330
Interest-Earning Assets			1,537,171	1,226,391
Interest-Bearing Liabilities			1,161,901	917,922

BALANCE SHEET AVERAGES
Average Assets			1,508,481	1,191,122
Average Loans & Leases (Net)			991,652	825,349
Average Deposits			1,003,858	887,766
Average Junior Subordinated Debentures			55,953	20,961
Average Common Shareholder’s Equity			108,588	88,463
Average Interest-Earning Assets			1,401,336	1,126,401
Average Interest-Bearing Liabilities			1,069,391	846,352

	Quarter Ended		Nine months ended
	Sep-04	Sep-03	Sep-04	Sep-03

NON-PERFORMING ASSETS
Non-Performing loans & leases
Loans & Leases 90 days or more past due & still accruing interest			$—	$47
Nonaccrual loans & leases			1,363	1,883
Total Non-Performing loans & leases			$1,363	$1,930
Repossessed Assets			40	8
Total Non-Performing assets			$1,403	$1,938

CHANGES IN ALLOWANCE FOR LOAN & LEASE LOSSES
Beginning balance			12,403	10,388
Provision for loan & lease losses			2,440	1,640
Loans & leases (Charged-off) / Recovered			(503)	(427)
Ending balance			$14,340	$11,601

PROFITABILITY MEASURES
Net Interest Margin	4.14%	4.34%	4.16%	4.45%
Efficiency Ratio	62.10%	65.79%	64.23%	66.31%
Return on Average Assets	1.19%	1.03%	1.09%	1.03%
Return on Average Common Shareholder’s Equity	17.00%	14.01%	15.15%	13.87%
Noninterest Income as a Percentage of Operating Revenues	31.57%	23.02%	28.30%	21.75%

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets			0.09%	0.15%
Nonperforming Loans & Leases to Total Loans & Leases			0.12%	0.22%
Allowance for Loan & Lease Losses to Total Loans & Leases			1.31%	1.31%
Allowance for Loan & Lease Losses to Nonperforming Loans & Leases			1052.09%	601.09%

CoBiz Inc.

September 30, 2004

(unaudited)

(Dollars in thousands)

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
Net interest income
Quarter ended September 30, 2004	$12,702	$3,527	$3	$1	$1	$(813)	$15,421
Quarter ended June 30, 2004	12,043	3,087	1	1	—	(563)	14,569
Annualized quarterly growth	21.8%	56.7%	795.7%	.0%	100.0%	(176.7)%	23.3%

Quarter ended September 30, 2003	$10,881	$2,637	$1	$—	$1	$(554)	$12,966
Annual growth	16.7%	33.8%	200.0%	100.0%	.0%	(46.8)%	18.9%

Noninterest income
Quarter ended September 30, 2004	$1,123	$340	$2,805	$922	$1,936	$(11)	$7,115
Quarter ended June 30, 2004	938	276	582	916	2,592	(24)	5,280
Annualized quarterly growth	78.5%	92.2%	1,519.5%	2.6%	(100.7)%	217.7%	138.3%

Quarter ended September 30, 2003	$782	$193	$109	$729	$1,994	$70	$3,877
Annual growth	43.6%	76.2%	2,473.4%	26.5%	(2.9)%	(115.7)%	83.5%

Net income
Quarter ended September 30, 2004	$4,401	$529	$848	$64	$(84)	$(952)	$4,806
Quarter ended June 30, 2004	4,161	278	(134)	69	259	(681)	3,952
Annualized quarterly growth	22.9%	359.2%	2,915.4%	(28.8)%	(526.9)%	(158.1)%	86.0%

Quarter ended September 30, 2003	$3,588	$464	$(410)	$(9)	$109	$(442)	$3,300
Annual growth	22.7%	14.0%	306.8%	811.1%	(177.1)%	(115.4)%	45.6%

Earnings Per Share (Diluted)
Quarter ended September 30, 2004	$0.20	$0.03	$0.03	$—	$—	$(0.05)	$0.21
Quarter ended June 30, 2004	0.19	0.02	(0.01)	—	0.01	(0.03)	0.18
Annualized quarterly growth	20.9%	198.9%	1,591.3%	.0%	(100.0)%	(265.2)%	66.3%

Quarter ended September 30, 2003	$0.16	$0.02	$(0.02)	$—	$0.01	$(0.02)	$0.15
Annual growth	25.0%	50.0%	250.0%	.0%	(100.0)%	(150.0)%	40.0%

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
Total loans and leases
At September 30, 2004	$820,061	$273,515	$—	$—	$—	$478	$1,094,054
At June 30, 2004	777,181	245,956	—	—	—	725	1,023,862
Annualized quarterly growth	21.9%	44.6%	.0%	.0%	.0%	(135.5)%	27.3%

At September 30, 2003	$698,767	$187,259	$—	$—	$—	$2,229	$888,255
Annual growth	17.4%	46.1%	.0%	.0%	.0%	(78.6)%	23.2%

2004 average yield or cost	5.8%	6.0%	.0%	.0%	.0%	5.6%	5.9%

Total deposits and customer repurchase agreements
At September 30, 2004	$1,036,073	$221,121	$—	$607	$—	$—	$1,257,801
At June 30, 2004	963,011	205,747	—	1,412	—	—	1,170,170
Annualized quarterly growth	30.2%	29.7%	.0%	(226.8)%	.0%	.0%	29.8%

At September 30, 2003	$898,859	$183,488	$—	$857	$—	$—	$1,083,204
Annual growth	15.3%	20.5%	.0%	(29.2)%	.0%	.0%	16.1%

2004 average yield or cost	0.8%	1.2%	0.0%	0.0%	0.0%	0.0%	0.9%

	Three months ended September 30,				Nine Months ended September 30,
			Increase/(decrease)				Increase/(decrease)
	2004	2003	Amount	%	2004	2003	Amount	%
NONINTEREST INCOME
Deposit service charges	$688	$657	$31	5%	$2,141	$1,888	$253	13%
Other loan fees	222	170	52	31%	540	530	10	2%
Trust and advisory income	921	720	201	28%	2,716	1,586	1,130	71%
Insurance revenue	1,936	1,941	(5)	(0)%	6,453	4,447	2,006	45%
Investment banking revenue	2,800	108	2,692	2493%	3,902	1,139	2,763	243%
Other income	464	254	210	83%	998	699	299	43%
Gain on sale of other assets and securities	84	27	57	211%	387	83	304	366%
Total noninterest income	$7,115	$3,877	$3,238	84%	$17,137	$10,372	$6,765	65%

	Three months ended September 30,				Nine Months ended September 30,
			Increase/(decrease)				Increase/(decrease)
	2004	2003	Amount	%	2004	2003	Amount	%
NONINTEREST EXPENSES
Salaries and employee benefits	$9,055	$6,990	$2,065	30%	$24,810	$19,803	$5,007	25%
Occupancy expenses, premises and equipment	2,325	2,090	235	11%	6,828	5,846	982	17%
Amortization of intangibles	133	142	(9)	(6)%	395	303	92	30%
Other operating expenses	2,430	1,842	588	32%	6,630	5,619	1,011	18%
Total noninterest expenses	$13,943	$11,064	$2,879	26%	$38,663	$31,571	$7,092	22%

	September 30, 2004		December 31, 2003		September 30, 2003
	Amount	% of Portfolio	Amount	% of Portfolio	Amount	% of Portfolio
LOANS AND LEASES
Commercial	$386,444	35.8%	$308,174	33.1%	$299,796	34.2%
Real Estate - mortgage	516,528	47.8%	454,865	48.8%	408,579	46.6%
Real Estate - construction	115,254	10.7%	109,326	11.7%	111,055	12.7%
Consumer	63,450	5.9%	61,049	6.6%	57,057	6.5%
Municipal Leases	11,900	1.1%	8,803	0.9%	9,539	1.1%
Small business leases	478	0.0%	1,398	0.2%	2,229	0.3%
Loans and leases	1,094,054	101.3%	943,615	101.3%	888,255	101.3%
Less allowance for loan and lease losses	(14,340)	(1.3)%	(12,403)	(1.3)%	(11,601)	(1.3)%
Net loan and leases	$1,079,714	100.0%	$931,212	100.0%	$876,654	100.0%

	September 30, 2004		December 31, 2003		September 30, 2003
	Amount	% of Portfolio	Amount	% of Portfolio	Amount	% of Portfolio
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market accounts	$427,021	33.9%	$348,518	31.6%	$330,753	30.5%
Savings	9,926	0.8%	8,804	0.8%	8,876	0.8%
Certificates of deposits under $100,000	68,839	5.5%	89,367	8.1%	116,667	10.8%
Certificates of deposits $100,000 and over	244,070	19.4%	208,165	18.9%	203,310	18.8%
Total interest-earning deposits	749,856	59.6%	654,854	59.3%	659,606	60.9%
Noninterest-bearing demand deposits	361,991	28.8%	304,324	27.6%	293,802	27.1%
Customer repurchase agreements	145,954	11.6%	144,653	13.1%	129,796	12.0%
Total deposits and customer repurchase agreements	$1,257,801	100.0%	$1,103,831	100.0%	$1,083,204	100.0%

	For the three months ended September 30,
	2004			2003
	Average Balance	Interest earned or paid	Average yield or cost	Average Balance	Interest earned or paid	Average yield or cost

Assets
Federal funds sold and other	4,177	40	3.75%	968	3	1.21%
Investment securities	443,796	3,806	3.36%	337,431	3,071	3.56%
Loans and leases	1,057,848	16,236	6.01%	863,284	13,339	6.05%
Allowance for loan and leases	(13,794)	0	0.00%	(11,429)	0	0.00%
Total interest earning assets	1,492,027	20,082	5.27%	1,190,254	16,413	5.40%
Noninterest-earning assets
Cash and due from banks	34,973			34,361
Other	77,592			43,423
TOTAL ASSETS	$1,604,592			$1,268,038

Liabilities and Shareholders’ Equity
Deposits
NOW and Money Market Deposits	416,472	892	0.85%	327,308	566	0.69%
Savings Deposits	9,781	10	0.41%	8,699	8	0.36%
Certificates of Deposits
Under $100,000	70,638	436	2.46%	122,781	779	2.52%
$100,000 and over	225,699	1,097	1.93%	199,327	1,074	2.14%
Total Interest-bearing deposits	722,590	2,435	1.34%	658,115	2,427	1.46%
Other Borrowings
Securities and loans sold under agreements to repurchase and federal funds purchased	298,578	1,091	1.43%	139,120	427	1.20%
FHLB advances	43,022	165	1.50%	68,425	224	1.28%
Company obligated mandatory redeemable preferred securities	71,208	881	4.84%	22,966	304	5.18%
Total interest-bearing liabilities	1,135,398	4,572	1.59%	888,626	3,382	1.50%
Noninterest-bearing demand accounts	350,405			280,928
Total deposits and interest-bearing liabilities	1,485,803			1,169,554
Other noninterest-bearing liabilities	6,349			5,044
Total liabilities and preferred securities	1,492,152			1,174,598
Shareholders’ equity	112,440			93,440
Total liabilities and shareholders’ equity	$1,604,592			$1,268,038
Net interest income		$15,510			$13,031
Net interest spread			3.68%			3.89%
Net interest margin			4.14%			4.34%
Ratio of average interest-earning assets to average interest-bearing liabilities	131.41%			133.94%

	For the nine months ended September 30,
	2004			2003
	Average Balance	Interest earned or paid	Average yield or cost	Average Balance	Interest earned or paid	Average yield or cost

Assets
Federal funds sold and other	2,722	91	4.47%	1,100	11	1.34%
Investment securities	406,962	10,437	3.43%	299,952	8,883	3.96%
Loans and leases	1,004,744	45,206	6.01%	836,345	39,334	6.29%
Allowance for loan and leases	(13,092)	0		(10,996)	0
Total interest earning assets	1,401,336	55,734	5.31%	1,126,401	48,227	5.72%
Noninterest-earning assets
Cash and due from banks	35,137			31,358
Other	72,008			33,363
TOTAL ASSETS	$1,508,481			$1,191,122

Liabilities and Shareholders’ Equity
Deposits
NOW and Money Market Deposits	378,983	2,155	0.76%	310,490	1,855	0.80%
Savings Deposits	9,352	24	0.34%	8,341	30	0.48%
Certificates of Deposits
Under $100,000	78,935	1,376	2.33%	129,876	2,685	2.76%
$100,000 and over	217,224	3,146	1.93%	187,064	3,356	2.40%
Total Interest-bearing deposits	684,494	6,701	1.31%	635,771	7,926	1.67%
Other Borrowings
Securities and loans sold under agreements to repurchase and federal funds purchased	262,510	2,634	1.34%	135,876	1,237	1.22%
FHLB advances	66,434	693	1.39%	53,744	652	1.62%
Company obligated mandatory redeemable preferred securities	55,953	2,027	4.84%	20,961	892	5.69%
Total interest-bearing liabilities	1,069,391	12,055	1.51%	846,352	10,707	1.69%
Noninterest-bearing demand accounts	319,364			251,995
Total deposits and interest-bearing liabilities	1,388,755			1,098,347
Other noninterest-bearing liabilities	11,138			4,312
Total liabilities and preferred securities	1,399,893			1,102,659
Shareholders’ equity	108,588			88,463
Total liabilities and shareholders’ equity	$1,508,481			$1,191,122
Net interest income		$43,679			$37,520	4.03%
Net interest spread			3.81%			4.45%
Net interest margin			4.16%
Ratio of average interest-earning assets to average interest-bearing liabilities	131.04%			133.09%